Calculation of Filing Fee Tables
S-4
MERCANTILE BANK CORP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock	Other	923,942		$ 83,422,264.20	0.0001531	$ 12,771.95
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 83,422,264.20		$ 12,771.95
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 12,771.95
Offering Note
[1]	Rule 457(f) Fee Calculation Details

(1) The number of shares of common stock, without par value, of Mercantile Bank Corporation ("Mercantile" and such shares, "Mercantile common stock") being registered is based upon an estimate of (i) the exchange ratio of 0.7116 of a share of Mercantile common stock for each share of common stock, par value $5.00 per share, of Eastern Michigan Financial Corporation ("EFIN" and, such shares, the "EFIN common stock") multiplied by (ii) the estimated maximum number of 1,298,401 shares of EFIN common stock to be exchanged or converted for the securities being registered. Pursuant to Rule 416, this registration statement also covers an indeterminate number of shares of Mercantile common stock as may become issuable as a result of stock splits, stock dividends or similar transactions. (2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act") and calculated in accordance with Rules 457(c) and 457(f)(l) under the Securities Act, based on the product of (i) $64.25, the average of the bid and asked prices of EFIN's common stock on September 12, 2025 (such date being within five business days of the date that this registration statement was first filed with the U.S. Securities and Exchange Commission) as quoted on the OTCID Basic Market, and (ii) the estimated maximum number of 1,298,401 shares of EFIN common stock to be exchanged or converted for the securities being registered. (3) Calculated by multiplying the estimated aggregate offering price of securities to be registered by 0.0001531.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
1,298,401	$ 5.00	$ 6,492,005.00			$ 6,492,005.00

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A